Exhibit 99.1

News Release

Epiq Declares $0.09 Quarterly Dividend

Kansas City, KS (April 28, 2016) – Epiq Systems, Inc. (“Epiq”) (NASDAQ: EPIQ), a leading global provider of integrated technology solutions and services for the legal profession, today announced a quarterly cash dividend of $0.09 per share of common stock, payable on July 5, 2016, to shareholders of record at the close of business on May 23, 2016.

About Epiq Systems

Epiq (NASDAQ: EPIQ) is a leading global provider of professional services and integrated technology for the legal profession. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions and regulatory compliance, corporate restructuring and bankruptcies, class action and mass tort proceedings, federal regulatory actions and data breach responses. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Investor Contacts

Kelly Bailey	Chris Eddy
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com